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                                                                    EXHIBIT 23.1





                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-61477) and related Prospectus of Vion Pharmaceuticals, Inc. for the registration of 2,950,152 shares of its common stock, 280,501 Redeemable Class A Warrants, and 561,602 Redeemable Class B Warrants and to the incorporation by reference therein of our report dated February 6, 1998 with respect to the consolidated financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                          /s/ ERNST & YOUNG LLP


Hartford, Connecticut
October 20, 1998